UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 26, 2010

MICRO MAMMOTH SOLUTIONS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	20-5549779
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1511 Dodd Road Winter Park, Florida 32792
(Address of principal executive offices)

407-529-7144
(Issuer’s telephone number)

Copies of Communications to:
Law Office of Barbara A. Moran, PA
319 Lake Road
Lake Mary, Florida 32746
407-263-4026

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 26, 2010, the Board of Directors of Micro Mammoth Solutions, Inc. (the “Company”) approved  a Stock Purchase Agreement (the “Agreement”) between the Company and all of the shareholders of Atlas Capital Partners, LLC (the “Shareholders”).  Pursuant to the Agreement, the Company issued two shares of the Company’s common stock for every one share of Atlas Capital Partners held by the Shareholders.  No other consideration was paid for the shares held by the Shareholders. The Company issued a total of 10.4 million shares of its common stock to the Shareholders. Subsequently, the Company merged Atlas Capital Partners with and into the Company and filed the appropriate merger documents with the required state authorities.

Pursuant to the Company’s Plan of Merger the Company’s shareholders have approved an amendment to the Company’s Articles of Incorporation changing the Company’s name from Micro Mammoth Solutions, Inc. to Atlas Capital Holdings, Inc. This amendment was effective upon filing with the Nevada Secretary of State’s office on January 26, 2010.

In addition, on January 26, 2010 the Company’s Board of Directors appointed two new officers of the Company.  Mr. Agustin Viola was appointed the Company’s new Chief Financial Officer and Mr. Duncan Farmer was appointed the Company’s Chief Legal Counsel and Corporate Secretary.

Mr. Viola previously served as CFO for Atlas Capital Partners, and brings with him over 15 years of experience in finance, strategy, consulting and general management spanning North and South America, Europe and Asia.

Prior to joining Atlas Capital Partners, Mr. Viola was the CFO of Office Depot’s Latin American Division, with responsibility for providing financial support and oversight for the Company’s USD $1B regional operations.  Mr. Viola joined Office Depot in 2002 and held a variety of positions of increasing responsibility in the areas of Finance, Strategy, Business Development and E-Commerce.  Before joining Office Depot, he worked for Telefonica de Espana where he led M&A activities in Latin America. Mr. Viola holds an MBA from the Wharton School of the University of Pennsylvania, where he majored in Finance and Strategic Management and was an Emerging Economies Fellow.

Mr. Farmer’s work experience has been with the Federal Trade Commission, General Motors Corporation, and in private practice over a period of more than 30 years. He is one of only a handful of attorneys admitted to practice law concurrently in New Hampshire, Florida and New York.  Mr. Farmer graduated Duke University School of Law, with his Juris Doctorate Degree in 1973 and completed his undergraduate studies at Catholic University of America, where he graduated Magna cum Laude, Phi Beta Kappa in 1970.

Upon a determination of Mr. Farmer and Mr. Viola’s compensation the Company will file a report on Form 8-K disclosing such compensation and benefits.

ITEM 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 above

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

See Item 1.01 above

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO MAMMOTH SOLUTIONS, INC.

Date: February 1, 2010	By: //s//Christopher K. Davies
Christopher K. Davies, CEO